SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

PATRIOT SCIENTIFIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATRIOT SCIENTIFIC CORPORATION
10989 Via Frontera
San Diego, California 92127
(858) 674-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held October 11, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of PATRIOT SCIENTIFIC CORPORATION (the “Company”) will be held on October 11, 2001 at 10:30 o’clock a.m. (Pacific Time) at the Carmel Mountain Doubletree Resort (El Dorado Room), 14455 Penasquitos Dr., San Diego, California, for the following purposes:

1.	To consider and vote upon a proposal to approve the Company’s 2001 Stock Option Plan adopted by the Board of Directors.

2.	To consider and vote upon a proposal to ratify management’s selection of BDO Seidman, LLP as the Company’s independent auditors.

3.	To elect the board of directors.

4.	To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed August 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

By Order of the Board of Directors /s/ DAVID H. POHL David H. Pohl Secretary

September 10, 2001

PATRIOT SCIENTIFIC CORPORATION
10989 Via Frontera
San Diego, California 92127

PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the “Company”), for use in connection with an Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on October 11, 2001 at the Carmel Mountain Doubletree Resort (El Dorado Room), 14455 Penasquitos Dr., San Diego, California, at 10:30 o’clock a.m. (Pacific Time), and any and all postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is (858) 674-5000 and its facsimile number is (858) 674-5005. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about September 10, 2001.

RECORD DATE AND VOTING

     The Board of Directors has fixed the close of business on August 31, 2001 (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 60,365,757 shares of common stock, $.00001 par value per share (“Common Stock” or “Common Shares”) outstanding and entitled to vote. A majority of the shares entitled to vote on the Record Date, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, the affirmative vote of a majority of the voting shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted “FOR” the approval of the Company’s 2001 Stock Option Plan, “FOR” the ratification of the selection of BDO Seidman, LLP to provide audit services to the Company for the fiscal year ending May 31, 2002 and “FOR” the nominees named herein for election as directors.

     New York Stock Exchange Rules (“NYSE Rules”) generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and, having notified the Secretary in writing of revocation, voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

AVAILABLE INFORMATION

     The Company is subject to the informational and reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance with those requirements files reports and other information with the Securities and Exchange Commission (the “Commission”). Such reports and other information filed with the Commission are available for inspection and copying at the Public Reference Branch of the Commission, located at Room 1024, 450 Fifth Street N.W., Washington, DC 20549, at prescribed rates. The Company’s filings under the Exchange Act may also be accessed through the Commission’s web site (http://www.sec.gov).

PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of August 30, 2001, the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as otherwise noted.

	Name and Address	Amount & Nature
Title	of Beneficial	of Beneficial		Percent
of Class	Owner	Ownership		of Class

Common stock par value $.00001	Gloria Felcyn, CPA 20440 Williams Ave. Saratoga, California 95070	6,616,223	(1)	11.0%

SAME	Donald R. Bernier 10989 Via Frontera San Diego, California 92127	150,000	(2)	*

SAME	Helmut Falk, Jr. 10989 Via Frontera San Diego, California 92127	41,500	(3)	*

SAME	Lowell W. Giffhorn 10989 Via Frontera San Diego, California 92127	328,148	(4)	*

SAME	Miklos B. Korodi 10989 Via Frontera San Diego, California 92127	43,000	(5)	*

SAME	David H. Pohl 10989 Via Frontera San Diego, California 92127	165,000	(4)	*

SAME	Patrick O. Nunally 10989 Via Frontera San Diego, California 92127	30,000	(5)	*

SAME	Serge J. Miller 10989 Via Frontera San Diego, California 92127	50,000	(6)	*

SAME	Carlton M. Johnson, Jr. 10989 Via Frontera San Diego, California 92127	—		—

	All directors & officers as a group (8 persons)	807,648	(7)	1.3%

     *     Less than 1%.

1) As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares which were subject to an escrow arrangement (as described in “Certain Transactions” below) originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares that were originally issued to nanoTronics in connection with the ShBoom technology acquisition and were subsequently transferred to the Helmut Falk Family Trust.

2) Includes 75,000 shares issuable upon the exercise of outstanding stock options.

3) Includes 25,000 shares issuable upon the exercise of outstanding stock options.

4) For each of Messrs. Giffhorn and Pohl the amount includes 165,000 shares issuable upon the exercise of outstanding stock options. Included in Mr. Pohl's amount is 90,000 shares issuable under the 2001 Stock Plan which is subject to shareholder approval.

5) For each of Messrs. Nunally and Korodi the amount includes 30,000 shares issuable upon the exercise of outstanding stock options.

6) Includes 50,000 shares issuable upon the exercise of outstanding stock options. These shares are issued under the 2001 Stock Plan which is subject to shareholder approval.

7) Includes 267,648 shares issued and outstanding and 540,000 shares issuable upon exercise of stock options.

DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.00001 par value per share. On the Record Date, a total of 60,365,757 Common Shares were issued and outstanding. The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office, amendment of the certificate of incorporation or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, release of director liability, and the Company’s election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common Shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of Common Stock are not entitled to preemptive rights, and the Common Stock may only be redeemed at the election of the Company.

     A special meeting of shareholders may be called by or at the request of the Chairman of the Board, the President or any two directors, and at the request of persons owning in the aggregate not less than 20% of the issued and outstanding Common Shares entitled to vote in elections for directors. After the satisfaction of requirements with respect to preferential dividends, if any, holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding-up of the Company, after distribution in full of the preferential amount, if any, to be distributed to holders of any preferred stock which may be issued, holders of Common Stock are entitled to share ratably in the Company’s assets legally available for distribution to its shareholders.

     The Company’s board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend, voting, and/or liquidation preferences senior to the rights of the holders of Common Stock and could dilute the voting rights of the holders of Common Stock. There are currently no shares of preferred stock issued and outstanding.

     Transfer Agent and Registrar. Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as transfer agent and registrar for the Common Stock of the Company. Their telephone number is (801) 272-9294.

     Dividend Policy. The declaration and payment of dividends on Common Shares is at the absolute discretion of the Company’s Board of Directors and will depend, among other things, on the Company’s earnings, financial condition and capital requirements. The Company has not paid any cash dividends to date, and no cash dividends will be declared or paid on the Common Stock of the Company in the foreseeable future.

MATTERS TO BE ACTED UPON

PROPOSAL NUMBER 1: PROPOSAL TO APPROVE THE 2001 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF EXISTING STOCK OPTION PLANS — The Board of Directors previously adopted and the shareholders approved the 1992 Incentive Stock Option Plan for key employees, as amended (the “1992 ISO Plan”), the 1992 Non-Statutory Stock Option Plan for employees, directors and consultants, as amended (the “1992 NSO Plan”) and the 1996 Stock Option Plan for employees, directors and consultants, as amended (the “1996 Plan”). The 1992 ISO Plan and the 1992 NSO Plan expire on May 20, 2002. The Company has reserved a maximum of 750,000 common shares to be issued upon the exercise of options granted under each of these two plans (a maximum of a total of 1,500,000 common shares). At May 31, 2001 the Company had 132,500 options outstanding pursuant to the 1992 ISO Plan exercisable at $1.325 per share expiring in 2005 and had 135,753 options outstanding pursuant to the 1992 NSO Plan exercisable at prices ranging from $.18 to $1.325 per share expiring beginning 2001 through 2005. At May 31, 2001, 615,000 and 607,703 shares had been issued under the 1992 ISO Plan and 1992 NSO Plan, respectively, as a result of option exercises. The 1996 Plan expires on March 24, 2006. The Company has reserved a maximum of 4,000,000 common shares to be issued upon the exercise of options granted under this plan. At May 31, 2001 the Company had 2,309,571 options outstanding pursuant to the 1996 Plan exercisable at prices ranging from $.32 to $1.615 per share expiring beginning 2001 through 2006. At May 31, 2001, 1,571,646 shares had been issued under the 1996 Plan as a result of option exercises.

GENERAL DESCRIPTION OF THE 2001 STOCK OPTION PLAN — The Board of Directors adopted on February 21, 2001, subject to the approval of the Company’s stockholders, the 2001 Stock Option Plan (the “2001 Stock Plan”) covering an aggregate of 3,000,000 shares of the Company’s common stock. Approval requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and eligible to vote at the Annual Meeting.

     The Board of Directors has deemed it in the best interests of the Company to adopt the 2001 Stock Plan to provide the means for the Company to further its efforts to induce persons of outstanding ability and potential to join and remain with the Company and to promote its future growth and success.

     The following is a summary of the material provisions of the 2001 Stock Plan, which is intended to qualify for the granting of either (i) “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISO Options”) or (ii) non-qualified stock options (“NQO Options”). Unless the context clearly indicates to the contrary, the term “option” used herein shall mean either an incentive stock option or a non-statutory stock option and the term “optionee” shall mean any person holding an option granted under the 2001 Stock Plan. The following summary is qualified in its entirety by express reference to the text of the 2001 Stock Plan, a copy of which will be furnished to any shareholder upon request.

     The Company has granted options to purchase 650,000 shares of common stock under the 2001 Stock Plan. If the 2001 Stock Plan is not approved by the shareholders of the Company within one year of its adoption by the Board of Directors, the options granted will become null and void.

     ADMINISTRATION — The 2001 Stock Plan provides for its administration by a committee (“Committee”). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company (“Board”)

and shall consist of not less than two (2) directors. The Committee has discretionary authority to determine the individuals to whom and the times at which stock options will be granted, whether a stock option is an ISO Option or a NQO Option, the number of shares subject to such options and the option period. The Committee may interpret the 2001 Stock Plan and may adopt such rules and regulations for carrying out the purposes of the Plan. The Board may (subject to certain limitations) make changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders and may also suspend or terminate the 2001 Plan.

ELIGIBILITY — ISO Options shall be granted only to elected or appointed officers or other key employees of the Company (as determined by the Committee), whether full-time or part-time, including, without limitation, members of the Board who are also officers or key employees at the time of grant. NQO Options may be granted to employees (including officers) and directors of and consultants to the Company.

CEILING OF INCENTIVE STOCK OPTION GRANTS — The aggregate fair market value (determined at the time the option is granted) of the shares of common stock for which ISO Options may be exercisable for the first time by any employee during any calendar year (under all incentive stock options plans of the Company) may not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 2001 Stock Plan exceeds such maximum, such incentive stock option shall be considered a non-qualified stock option and not qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

OPTION PRICE — The option price of the common shares subject to an ISO Option may not be less than the fair market value of the shares on the date the option is granted. In the case of an optionee who owns more than 10% of the outstanding shares of the Company of all classes or any parent or subsidiary thereof, the option price of the shares may not be less than 110% of the fair market value of the Company’s shares on the date of grant. The option price of common shares subject to an NQO Option may not be less than 85% of the fair market value of the Company’s shares on the date of grant. If the common shares are not then quoted on any exchange or quotation medium at the time the option is granted, then the Board of Directors or compensation committee will use its discretion in selecting a good faith value believed to represent fair market value.

OPTION TERM — No option shall be exercisable after the expiration of ten years from the date it was granted. Incentive stock options granted to any employee owning more than 10% of the combined voting power of all classes of stock of the Company will expire five years from the date such option is granted. However, the Committee may designate shorter terms for individual options.

TERMINATION OF OPTION — Options granted under the 2001 Stock Plan are contingent upon continued employment by the Company or an affiliate of the Company or continued relationship as a director or consultant; however, if the employment or other relationship is terminated then the optionee has the right to exercise his or her option at any time within a six (6) month period after such termination, but only to the extent that the optionee was otherwise entitled to exercise the option immediately prior to such termination. If the optionee dies, the option may be exercised at any time within fifteen (15) months following death by the estate or by person or persons to whom rights under the option pass by law but only to the extent that such option was exercisable by the optionee on the date of death.

GENERAL MATTERS — If options granted under the 2001 Stock Plan which expire for any reason without having been exercised in full, the unpurchased shares underlying such options will be added to the other shares available for the grant of options under the 2001 Stock Plan. Options granted under the 2001 Stock Plan are non-transferable except by will or the laws of descent and distribution, so that during an optionee’s life only he or she may exercise the options.

     Neither the grant of an option nor the existence of an option agreement with the Company shall impose upon the Company (or any subsidiary or parent thereof) an obligation to retain the services of the optionee for any stated period of time. Further, the grant, holding and exercise of each option shall be subject to such requirements as may, in the opinion of the Committee, be necessary or advisable for the purpose of complying with applicable laws, rules and regulations (including securities laws and regulations) and the rules of any stock exchange upon which the shares of the Company may then be traded.

FEDERAL INCOME TAX CONSEQUENCES — Federal income tax laws have frequently been revised and may be changed again in the future. For federal income tax purposes, an optionee will not realize any taxable income, and the Company will not be entitled to a deduction, at the time an ISO Option is granted. Further, there is no taxable income to the optionee and no deduction to the Company at the time the ISO is exercised to purchase shares.

     With respect to shares purchased upon exercise of an ISO Option,

     (i)  If the shares are not disposed of within 2 years after the date an ISO Option is granted or within 1 year after the shares are purchased upon exercise of the ISO, the optionee will realize a capital gain (or loss) equal to the difference between the ISO exercise price and the amount realized upon sale of the shares, and the Company will not be entitled to any deduction.

     (ii)  If however, such shares are disposed of within 2 years after the date the ISO Option is granted or within 1 year after the shares are purchased upon exercise of the ISO, then the optionee will recognize ordinary income in the year of disposition (and the Company will be entitled to a corresponding deduction as a compensation expense) equal to the amount by which the fair market value of the shares at the time of purchase exceeded the ISO exercise price, or if less (and the sale is to an unaffiliated purchaser), the amount realized on the disposition over the ISO exercise price.

     Upon exercise of an ISO Option, certain optionees may become subject to the federal “alternative minimum tax.” The amount, if any, by which the fair market value of shares purchased upon exercise of an ISO exceeds the ISO exercise price will constitute an item of tax preference subject to the alternative minimum tax in the year of exercise. The item of tax preference is eliminated if the shares are disposed of in a “disqualifying disposition” — that is, within 1 year of purchasing the shares or 2 years from the date the ISO was granted. The Code also provides that, for purposes of determining alternative minimum taxable income, the gain recognized upon a sale or exchange of ISO shares will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

     If ISO shares are not disposed of in a disqualifying disposition, the optionee’s tax basis will be the ISO exercise price paid for the shares. If disposed of in a disqualifying disposition, the tax basis will be the fair market value of the shares on the date purchased. Alternative minimum tax incurred by reason of exercise of an ISO does not result (for regular income tax purposes) in an increase in the tax basis of the shares acquired upon exercise. However, the Code provides that alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular income tax liability in a subsequent year, subject to certain limitations.

     With respect to shares purchased upon exercise of an NQO Option, an optionee does not recognize taxable income as a result of the grant unless the option has a readily ascertainable fair market value. Upon the grant of a NQO Option at fair market value or higher, the Company believes that no income will be recognized by the optionee and the Company will not be entitled to a deduction. This is because such options are not transferable and the fair market value of the option is not easily ascertainable. The optionee, however, may recognize ordinary income (subject to tax withholding) upon exercise of the option in an amount equal to the difference between the fair market value of the common shares acquired on the date of exercise and the exercise price.

     The optionee’s tax basis in shares purchased will generally be equal to the fair market value of the shares purchased (the exercise price of the option plus the amount included in gross income of the optionee as a result of exercising the option). Upon disposition of those shares, the optionee will realize a capital gain (or loss) equal to the difference between the tax basis and the amount realized upon disposition. The sale of such shares will not result in any further tax consequences to the Company. Exercise of a NQO Option or sale of shares thus acquired will not subject the optionee to the federal alternative minimum tax.

     So long as the option price is at least equal to the fair market value of the underlying shares on the date of grant, the Company will not be entitled to a deduction for compensation expenses or otherwise either upon the grant of a NQO Option or at the time of NQO Option exercise. However, since the 2001 Stock Option Plan allows the granting of NQO Options with up to a 15% discount from fair market value, should the Committee grant options exercisable at less than fair market value, then the Company may be entitled to a compensation deduction for the difference and the optionee may be subject to ordinary income in a like amount.

     Any changes in the law concerning the tax treatment of options are beyond the control of the Company and the shareholders and are not subject to shareholder approval. The foregoing summary of federal income tax aspects is based upon existing law and interpretations, regulations and rulings, which are subject to change.

THE FOREGOING SUMMARY OF CERTAIN MATERIAL FEATURES OF THE PLAN DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE 2001 STOCK PLAN, WHICH WILL BE AVAILABLE FOR INSPECTION AT THE ANNUAL MEETING AND A COPY WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE 2001 STOCK PLAN. APPROVAL OF THE 2001 STOCK PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

PROPOSAL NUMBER 2: APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS AND ACCOUNTANTS.

     The firm of BDO Seidman, LLP certified public accountants, has served as the Company’s independent auditors and accountants since the fiscal year ended May 31, 1994 and also reported on the fiscal year ended May 31, 1993. BDO Seidman, LLP is an international accounting firm. A representative of BDO Seidman, LLP is not expected to be present at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST WILL BE REQUIRED TO APPROVE THIS PROPOSAL.

PROPOSAL NUMBER 3: ELECTION OF DIRECTORS.

     The Company’s bylaws provide for a board of three to seven directors as the Board determines, and the Board of Directors has fixed the number of members of the board at five. All directors are elected for one-year terms at the annual meeting of shareholders. Directors are elected by plurality vote, meaning that (should there be more nominees than Board seats available) the nominees who receive the most votes will be elected for the term nominated, even if the number of votes received by any one or more nominees is less than a majority of the votes cast. Cumulative voting is not allowed in the election of directors.

     Donald R. Bernier, Helmut Falk, Jr. and Lowell W. Giffhorn were elected to the Board at the 2000 annual meeting of shareholders. Mr. Bernier has been a director since 1995, Mr. Falk since 1997, and Mr. Giffhorn since 1999. Mr. David H. Pohl and Mr. Carlton M. Johnson, Jr. were appointed to the Board in 2001. Messrs. Bernier, Falk, Pohl, Johnson and Giffhorn have all been nominated by the Board of Directors to stand for election to the Board. If elected, they will each serve a one-year term or until their respective successors have been elected and qualified.

     UNLESS OTHERWISE SPECIFIED, ALL PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. IF ANY NOMINEE SHOULD NOT STAND FOR ELECTION FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR ANY PERSON OR PERSONS DESIGNATED BY THE BOARD OF DIRECTORS TO REPLACE SUCH NOMINEE.

     The Board has no reason to expect that any of the nominees will not stand for election or decline to serve if elected. There is no arrangement between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected as a director or nominee. There is no blood relationship between or among the nominees, directors or executive officers of the Company. The following table and biographical summaries set forth information, including principal occupation and business experience, concerning the nominees for the Board of Directors and the executive officers of the Company as of August 31, 2001:

Name	Age	Position and Offices	Director Since

Donald R. Bernier(1)(2)	59	Chairman, CEO and Director	January 1995

David H. Pohl	64	Vice President Administration, Secretary and Director	April 2001

Serge J. Miller	53	President, Vice President Engineering(1)	n/a

Lowell W. Giffhorn(2)	54	President, Executive Vice President, CFO and Director(1)	August 1999

Carlton M. Johnson, Jr.	41	Director	August 2001

Helmut Falk, Jr.	45	Director	December 1997

Miklos B. Korodi	63	President, Vice President Sales and Marketing(1)	n/a

Patrick Nunally	37	Vice President and CTO	n/a

(1)	In August 2001, the Board of Directors appointed Mr. Bernier as Chairman of the Board and Chief Executive Officer and appointed Mr. Giffhorn, Mr. Korodi, and Mr. Miller to serve jointly as the President.

(2)	Member of the Compensation Committee.

     The Board has not appointed a separate committee to function as the Audit Committee and, therefore, all members of the Board are responsible for the functions normally assigned to such a committee.

     Donald R. Bernier. Mr. Bernier was appointed Chairman of the Board and Chief Executive Officer on August 5, 2001. Since 1971, Mr. Bernier has been the owner and President of Compunetics Incorporated, a Troy, Michigan-based electronics firm of which he is the founder. Compunetics engages in contract research and development, specializing in microelectronics primarily for the automotive industry.

     David H. Pohl. Mr. Pohl joined us as Secretary in February 2001 and as Vice President of Administration in April 2001. Mr. Pohl has served on our board of directors since April 2001. Prior to joining us and since 1997, Mr. Pohl was in private practice and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Mr. Pohl obtained a BS in Administrative Sciences in 1960 and a JD in Law in 1962 from the Ohio State University.

     Serge J. Miller. Mr. Miller was appointed to serve jointly as President on August 5, 2001. Mr. Miller joined us as Vice President of Engineering in January 2001. Prior to joining us and since 1998, Mr. Miller was Director of HMI Development for Invensys PLC and from 1995 to 1998 was Director of Advanced Industrial Controls for Siebe PLC. Previously Mr. Miller held various management positions with Measurex Corporation. Mr. Miller obtained a BS in Physics and Mathematics from the University of Manitoba in 1971 and has completed postgraduate work at Northeastern University.

     Lowell W. Giffhorn. Mr. Giffhorn was appointed to serve jointly as President on August 5, 2001. Mr. Giffhorn was the principal in his own financial management consulting firm from August 1996 until joining Patriot as Chief Financial Officer (CFO) in May 1997. From November 1996 to May 1997, Mr. Giffhorn, in addition to other consulting engagements, performed the duties of Acting CFO for Patriot. From June 1992 to August 1996 and from September 1987 to June 1990 he was the CFO of Sym-Tek Systems, Inc. and Vice President of Finance for its successor, Sym-Tek Inc., a major supplier of capital equipment to the semiconductor industry. He has over twenty-five years of experience in a variety of financial positions, including eleven years as Controller for Langley Corporation, a publicly traded, San Diego, defense contractor. Mr. Giffhorn obtained a M.B.A. degree from National University in 1975 and he obtained a B.S. in Accountancy from the University of Illinois in 1969.

     Carlton M. Johnson, Jr. Mr. Johnson was appointed a Director on August 5, 2001. Mr. Johnson is in-house legal counsel for Swartz Institutional Finance. Mr. Johnson has practiced law in Alabama since 1986, Florida since 1988, and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV rated law firm of Smith, Sauer, DeMaria & Johnson and as President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political

Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law.

     Helmut Falk, Jr. Since 1992, Dr. Falk has been the Director of Anesthesia for the Johnson Memorial Hospital in Franklin, Indiana. Dr. Falk received his D.O. from the College of Osteopathic Medicine of the Pacific in 1987 and his B.S. in Biology from the University of California, Irvine in 1983. Dr. Falk is the son of the late Helmut Falk, who was the sole shareholder of nanoTronics and the Chairman and CEO of Patriot until his death in July 1995. Dr. Falk is also an heir to the Helmut Falk Estate, which is the beneficial owner of the Company’s shares held by the Helmut Falk Family Trust and nanoTronics Corporation.

     Miklos B. Korodi. Mr. Korodi was appointed to serve jointly as President on August 5, 2001. Mr. Korodi joined us as Vice President of Sales and Marketing in October 2000. Prior to joining us and since 1993, Mr. Korodi was the principal in his own telecommunication consulting firm. Mr. Korodi’s previous experience included Chairman and CEO of Cellular Data, Inc., President of Warner Amex Cable Communications Security Systems (a joint venture of Warner Communications and American Express), a subsidiary of Warner Amex Cable Communications, Senior Vice President of Warner Cable Communications and Vice President and General Manager of the QUBE Division of Warner Cable Television.

     Patrick O. Nunally. Dr. Nunally joined us as Vice President of Business Development and Chief Technical Officer in June 2001 previous to which he had been providing consulting services to us since May 2000. Dr. Nunally has more than 20 years of entrepreneurial experience in semiconductor and embedded processor design. From December 1998 to May 2000, he was President and CEO of Intertech, a company he founded specializing in intellectual property development for embedded processor and communications systems. From June 1998 to December 1998, he was President and CEO of Gruppe Telekom, Inc., a licensee of Interactive Video and Data Service Spectrum. From April 1996 to June 1998, he served as Chief Technical Officer and co-founder of Aristo, now PlayNet Inc., a Java-based games company. Dr. Nunally also held other senior management positions with Wave Interactive Network, Sensormatic Video Products Division, Intellisys Automation Inc., E-Metrics Inc., General Dynamics Corporation and Interstate Electronics. Dr. Nunally received his PhD in Electrical Engineering from the Pacific Western University in 1996, a MBA from the University of LaVerne in 1993 and a BS in Electrical and Electronics Engineering from California State Polytechnic University in 1987.

     No director, executive officer or nominee for the Board has been involved in any legal proceedings during the past five years. There are no material proceedings adverse to the Company in which any director, executive officer, or nominee for the Board has a material interest adverse to the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board

     The Board of Directors has the following committees.

     Audit Committee — The Audit Committee reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto.

Audit Committee Report

     Notwithstanding anything to the contrary set forth in any of the company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

     The Audit Committee currently consists of all of the members of the Company’s Board of Directors. The Audit Committee operates under a written charter adopted by the Board which is included in this Proxy Statement as Appendix A.

     The primary function of the Audit Committee is to provide advice with respect to the company’s financial matters and, when a separate committee is assigned by the Board of Directors, will be to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the company’s financial reporting process and internal control system;

•	Review and appraise the audit efforts of the company’s independent accountants;

•	Evaluate the company’s quarterly financial performance as well as its compliance with laws and regulations;

•	Oversee management’s establishment and enforcement of financial policies and business practices; and

•	Provide an open avenue of communication among the independent accountants, financial and senior management, counsel, and the Board of Directors.

Audit Fees and All Other Fees

     The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements for fiscal year 2001 and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for fiscal year 2001 were approximately $101,600. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for income tax preparation, registration statements, and cold comfort letters related to the investment agreement were approximately $16,300. No professional services were rendered or fees billed by BDO Seidman, LLP for financial information systems design and implementation during fiscal year 2001. Other than as set forth above, no other professional services were rendered or fees billed by BDO Seidman, LLP during fiscal year 2001.

     The Audit Committee has considered whether the non-audit services provided by the Company’s auditors in connection with the year ended May 31, 2001 were compatible with the auditors’ independence.

Review of the company’s Audited Financial Statements for the Fiscal Year ended May 31, 2001

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended May 31, 2001 with management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified.

     The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of BDO Seidman, LLP with that firm.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 for filing with the SEC.

     The Audit Committee currently consists of all of the members of the Company's Board of Directors. For the fiscal year 2001 and until their resignations from the Board of Directors effective August 23 and August 29, 2001, Richard G. Blum and Frederick G. Thiel were also members of the Audit Committee. Each member of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards except for Messrs. Giffhorn, Pohl and for the period of time through his resignation Blum, who are considered inside directors. Also Mr. Bernier was independent until August 5, 2001 when he also became an inside director.

Audit Committee

Donald R. Bernier Lowell W. Giffhorn Carlton M. Johnson, Jr.	Helmut Falk, Jr. David H. Pohl

     Compensation Committee — The Compensation Committee reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company’s executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1992, 1996 and 2001 Stock Option Plans.

     Other than the Audit Committee and Compensation Committee, the Company does not have any standing nominating or other committees of the Board of Directors. During the fiscal year ended May 31, 2001 there were four formal meetings and two meetings in which actions were taken by unanimous written consent. Each director attended at least 75% of the meetings.

     Directors have received in the past and may receive in the future stock options pursuant to the Company’s stock option plans. Options to purchase 25,000 shares of the Company’s common stock were issued to Mr. Bernier, Mr. Falk, Mr. Giffhorn, and Mr. Thiel and an option to purchase 50,000 shares of the Company’s common stock was issued to Mr. Pohl during the fiscal year ended May 31, 2001. The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors’ or committee meetings.

     No director of the Company has resigned or declined to stand for re-election to the Board of Directors because of disagreement with the Company on any matters relating to the Company’s operations, policies or practices since the date of the last meeting of shareholders.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     There is shown below information concerning the compensation of the Company’s chief executive officers and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (each a “Named Officer”) for the fiscal years ended May 31, 1999, 2000, and 2001.

SUMMARY COMPENSATION TABLE

	Annual Cash Compensation				Long Term Compensation

Name and	Fiscal					Repriced	All Other
Principal Position	Year	Salary		Bonus	(# of Shares)	Options	Compensation

Richard G. Blum President and CEO(1)	2001	$128,862	(3)	Nil	325,000	None	None

James T. Lunney	2001	$55,978	(3)	Nil	75,000	None	$83,968(2)

President and CEO(1)	2000	$137,200	(3)	$32,500	None	350,000	None

	1999	$137,200	(3)	Nil	None	None	None

Lowell W. Giffhorn	2001	$126,650	(3)	Nil	125,000	None	None

Exec. V.P. and CFO	2000	$110,000		Nil	None	300,000	None

	1999	$107,307		Nil	None	None	None

(1)	Mr. Lunney served as President and CEO from March 23, 1998 to September 25, 2000 when Mr. Blum was appointed interim President and CEO. Mr. Blum was appointed and served as President and CEO from December 1, 2000 until August 5, 2001. In accordance with Mr. Blum’s employment agreement, the Company may be obligated to pay him between $0 and $368,000 as severance pay.

(2)	Mr. Lunney’s Other Compensation was the remaining amount due under his employment contract which was paid subsequent to his resignation as President and CEO in September 2000.

(3)	Included in Mr. Lunney’s cash compensation was a $600 per month car allowance and included in Mr. Blum’s and Mr. Giffhorn’s cash compensation is a $400 per month car allowance starting January 1, 2001.

     The Company maintains employee benefits that are generally available to all of its employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan. The Company did not make any matching contributions under the 401(k) plan for any of the above named officers during the fiscal year ended May 31, 2001.

Option Grants

     Shown below is information on grants of stock options pursuant to the Company’s 1992 and 1996 Stock Option Plans to the Named Officers reflected in the Summary Compensation Table shown above.

Option Grants Table for Fiscal Year Ended May 31, 2001

		Percent of Total
	Number of	Options Granted	Exercise	Expiration
Name	Options Granted	to Employees in Fiscal Year	Price	Date

Richard G. Blum	300,000	15.3%	$0.955	11/28/05

	25,000	1.3%	$1.325	5/31/05

Lowell W. Giffhorn	125,000	6.4%	$1.325	5/31/05

James T. Lunney	175,000	8.9%	$1.325	9/23/01 (1)

(1)	Mr. Lunney’s options are exercisable for six months from the date of his termination from the Company.

Aggregated Option Exercises and Fiscal Year-End Option Values

     There were no exercises of stock options for the fiscal year ended May 31, 2001 by any of the officers reflected in the Summary Compensation Table shown above. Shown below is information on fiscal year-end values under the Company’s 1996 and 1992 Stock Option Plans to the officers reflected in the Summary Compensation Table shown above.

	Number of Unexercised		Value of Unexercised
	Options Held At		In-The-Money Options At
	May 31, 2001		May 31, 2001

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard G. Blum	125,000	200,000	$—	$—

James T. Lunney	191,666	—	$21,583	$—

Lowell W. Giffhorn	115,000	100,000	$16,650	$—

     The fair market value of the unexercised in-the-money options at May 31, 2001 was determined by subtracting the option exercise price from the last sale price as reported on the over the counter bulletin board on May 31, 2001, $0.505.

     The Company has not awarded stock appreciation rights to any of its employees. The Company has no long-term incentive plans.

Employment Contracts

     The Company entered into an employment agreement dated as of October 2, 2000, with Mr. Korodi providing for his employment as Vice President and Director of Sales and Marketing. The agreement is for a term through October 2, 2002 providing for a base salary of $120,000 per annum. The base salary was increased to $144,000 by the Board of Directors effective January 1, 2001 and may be increased additionally at the discretion of the Board of Directors. The agreement provides for a bonus up to 50% of the annual base consideration for the applicable year. The Company may terminate Mr. Korodi’s employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Korodi refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary. Under the agreement, the Company granted Mr. Korodi options to purchase 300,000 common shares, 30,000 vesting on October 2, 2000, 135,000 vesting on the earlier of October 2, 2001 or when the Company has accumulated $2 million in gross revenue form the period starting on

October 2, 2000 and , 135,000 vesting on the earlier of October 2, 2002 or when the Company has accumulated $5 million in gross revenue form the period starting on October 2, 2000. Options may vest earlier subject to the discretion of the Board of Directors.

     The Company entered into an employment agreement dated as of January 29, 2001, with Mr. Miller providing for his employment as Vice President of Engineering. The agreement is for a term through January 29, 2003 providing for a base salary of $160,000 per annum. The base salary may be increased at the discretion of the Board of Directors. The Company may terminate Mr.Miller’s employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Miller refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary. Under the agreement, the Company granted Mr. Miller options to purchase 250,000 common shares, 50,000 vesting on January 29, 2001, 100,000 vesting on January 29, 2002 and , 100,000 vesting on January 29, 2003. Irrespective of the vesting schedule or terms applicable to stock options provided by the agreement, the options may not be exercised before the approval of the Company’s 2001 Stock Option Plan by the shareholders of the Company on or before the expiration of 12 months from the date of adoption of the Plan by the Board of Directors of the Company, and if such approval is not obtained then the stock options shall be void. Options may vest earlier subject to the discretion of the Board of Directors.

     The Company entered two seperate employment agreements dated as of January 1, 2001 and April 26, 2001, with Mr. Pohl providing for his employment as Secretary and Vice President of Administration. The agreements are for terms through June 30, 2003 and April 26, 2003 providing for a cumulated base salary of $144,000 per annum. The agreement provides for a bonus up to 50% of the annual base consideration for the applicable year. The base salary may be increased at the discretion of the Board of Directors. The Company may terminate Mr.Pohl’s employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Pohl refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary. Under the agreement, the Company granted Mr. Pohl options to purchase 325,000 common shares, 25,000 vesting on January 1, 2001, 90,000 vesting on April 26, 2001, 110,000 vesting on the earlier of April 26, 2002 or when the Company has accumulated $2 million in gross revenue form the period starting on April 26, 2001 and , 100,000 vesting on the earlier of April 26, 2003 or when the Company has accumulated $5 million in gross revenue form the period starting on April 26, 2001. Irrespective of the vesting schedule or terms applicable to stock options provided by the agreement, 300,000 of the options may not be exercised before the approval of the Company’s 2001 Stock Option Plan by the shareholders of the Company on or before the expiration of 12 months from the date of adoption of the Plan by the Board of Directors of the Company, and if such approval is not obtained then the stock options shall be void. Options may vest earlier subject to the discretion of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the Commission to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

     Based solely on its review of copies of the reports it received from persons required to make such filings and its own records, the Company believes that from the period June 1, 2000 through May 31, 2001, all persons subject to the Section 16(a) reporting requirements timely filed the required reports.

CERTAIN TRANSACTIONS

     There were no transactions, or series of transactions, during fiscal 2000 or 2001, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to its knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest other than as described below.

     Based on the asset purchase agreement and plan of reorganization dated June 22, 1994 between Patriot, nanoTronics Corporation and Helmut Falk, we issued a total of 8,500,000 restricted common shares to nanoTronics, 3,500,000 of which were a contingent payment subject to the terms of an earnout escrow. These shares were issued in consideration of technology acquired. nanoTronics was formed in 1991 and acquired certain base technology for a simplified 32-bit microprocessor integrated on a single chip with merged stack/register architecture. nanoTronics expended in excess of $1.9 million (unaudited) while engaged in further development of that technology and produced from the basic architecture an enhanced microprocessor (ShBoom-architecture microprocessor). A majority of the expenditures by nanoTronics consisted of microprocessor and related software development costs. The result of these efforts was a successful initial fabrication of the microprocessor in early 1994 demonstrating technical feasibility of the ShBoom architecture. nanoTronics also expended funds on the preparation and prosecution of patent applications.

     The shares were initially issued to nanoTronics who on dissolution subsequently transferred the shares to the Helmut Falk Family Trust. Prior to the transaction, Mr. Falk was an unaffiliated person with respect to us. At the time of issuance the common shares represented approximately 36% of our total issued and outstanding shares.

     Although the transaction did not result in a majority change in our board of directors, or a majority change in our stock ownership, the issuance of new stock resulted in a large percentage ownership controlled by one entity with the ability to have significant influence over our future affairs.

     Based on the terms of the purchase agreement, 5,000,000 of the common shares were issued to nanoTronics subject to an earnout escrow arrangement as a contingent purchase price. The terms of the escrow arrangement, as defined in the purchase agreement, provided for the earnout from escrow of 500,000 common shares for each $500,000 of Patriot revenues commencing June 1, 1994 and ending May 31, 1999. As of May 31, 2001:

•	3,500,000 shares were released from escrow, and

•	the remaining 1,500,000 shares were returned to us and cancelled since revenue was not sufficient to earn this portion of the escrowed shares.

     During January 1999 through April 1999, we entered into four short-term notes with Gloria Felcyn, the trustee for the Falk Family Trust, aggregating $175,000 with maturity dates ranging from October 22, 1999 to January 15, 2000. The short-term notes were paid in December 1999 and January 2000.

     In June 2000, we entered into a three-year, $80,000 secured promissory note receivable with James T. Lunney, our previous Chairman, President and CEO. The note bears interest at the rate of 6% with interest payments due semi-annually and the principal due at the maturity of the note. Mr. Lunney pledged 100,000 shares of Patriot’s common stock that he held on the date of issuance as security for this note.

     During the fiscal year ended May 31, 2001, we paid $139,253 to Webster Incorporated for design and maintenance of our web site and for marketing support and materials. The principal in Webster Incorporated, Christine Blum, is the daughter of our previous Chairman, President and CEO, Richard Blum.

FINANCIAL AND OTHER INFORMATION

     The Company’s Annual Report on Form 10-KSB for the year ended May 31, 2001, including the annual statements, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, constitutes the annual report to shareholders and is being mailed with this Proxy Statement.

     UPON REQUEST AND PAYMENT OF A REASONABLE FEE TO COVER THE COMPANY’S EXPENSES, THE COMPANY WILL FURNISH ANY PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF THE RECORD DATE, A COPY OF ANY EXHIBIT TO THE FORM 10-KSB FOR THE FISCAL YEAR ENDED MAY 31, 2001. ANY SUCH WRITTEN REQUEST MAY BE ADDRESSED TO DAVID POHL, SECRETARY, PATRIOT SCIENTIFIC CORPORATION, 10989 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127. THE WRITTEN REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY.

     The Common Shares of the Company are quoted on the OTC Electronic Bulletin Board under symbol “PTSC” and traded in the over-the-counter market.

SHAREHOLDER PROPOSALS

     Any shareholder intending to present a proposal before the next Annual Meeting of Shareholders, to be held probably in October of 2002, should submit the proposal in writing to the Secretary of the Company at 10989 Via Frontera, San Diego, California 92127. The written proposal must be received by the Secretary on or before June 30, 2002 in order to be considered for inclusion in the proxy statement for that meeting.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the proxy holders to vote such proxy in accordance with his or her best judgment.

SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS

     The Company will bear the costs of the solicitation of proxies from its shareholders. In addition, to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such efforts. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for reasonable expenses incurred in forwarding such proxy material.

     The directors and executive officers of the Company, together with their respective affiliates, beneficially own approximately 1.6% of the Company’s outstanding common stock, and they have indicated that they intend to vote their shares in favor of all proposals set forth in this Proxy Statement.

September 10, 2001	By Order of the Board of Directors /s/ DAVID H. POHL David H. Pohl Secretary

APPENDIX A

PATRIOT SCIENTIFIC CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

The membership of the Audit Committee will consist of at least two members of the Board of Directors, who will serve at the pleasure of the Board of Directors. When the company qualifies for listing on Nasdaq, each member of the Audit Committee will qualify as independent under applicable Nasdaq rules and regulations, and will be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Until such qualification, the members of the committee may be inside directors.

In meeting its responsibilities, the Audit Committee will:

•	Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the company and its subsidiaries.

•	Meet with the financial management of the company, and as appropriate the independent auditors, to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Review legal and regulatory matters that may have a material impact on the company’s financial statements, related company compliance policies, and programs and reports received from regulators.

•	Review the audited financial statements with management and the independent auditors. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any changes in accounting principles. Recommend to the Board of Directors as to whether the audited financial statements be included in the annual report to shareholders on Form 10-KSB for filing with the Securities and Exchange Commission.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit. Discuss with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented. Discuss with the independent auditors their independence, and receive from the independent auditors the written disclosures and letter required by the Independence Standards Board Standard No. 1, as modified or supplemented.

•	Prepare a report, for inclusion in the company’s proxy statements relating to shareholder meetings at which directors are to be elected, that describes the Audit Committee’s composition and responsibilities, and how they were discharged. Such report will state whether:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented;

•	The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with the independent auditors the auditors’ independence; and

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-KSB for filing with the Securities and Exchange Commission.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

PROXY	PROXY

PATRIOT SCIENTIFIC CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD OCTOBER 11, 2001

     The undersigned hereby appoints RICHARD G. BLUM and DAVID H. POHL or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of PATRIOT SCIENTIFIC CORPORATION (“Company”) to be held at 10:30 o’clock a.m. (Pacific Time) at the Carmel Mountain Doubletree Resort (El Dorado Room), 14455 Penasquitos Dr., San Diego California, on October 11, 2001, and any postponements and adjournments thereof, as follows:

1.     PROPOSAL TO APPROVE THE COMPANY’S 2001 STOCK OPTION

          [   ] FOR        [   ] AGAINST        [   ] ABSTAIN

2.     PROPOSAL TO RATIFY BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.

          [   ] FOR        [   ] AGAINST        [   ] ABSTAIN

3.     ELECTION OF DIRECTORS.

[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY (to vote for the nominee listed below)

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the line)

Donald R. Bernier, Helmut Falk, Jr., David H. Pohl,
Carlton M. Johnson, Jr., and Lowell W. Giffhorn

     This proxy has not been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by at any time before they are exercised by delivering a written notice of revocation to Mr. Robert Putnam, Secretary of the Company, at the below address, or by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and orally withdrawing the proxy.

DATED:                          , 2001 Signature(s) X

Print Name

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSALS NOTED ABOVE AND, AS TO ANY OTHER BUSINESS CONSIDERED AT THE ANNUAL MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.

Mail or Deliver this Proxy to:
PATRIOT SCIENTIFIC CORPORATION
10989 Via Frontera
San Diego, California 92127
(858) 674-5000